Exhibit 5.1


                          _____________________________

                           KIRKPATRICK & LOCKHART LLP
                          _____________________________


                         1800 MASSACHUSETTS AVENUE, N.W.
                                  SECOND FLOOR
                           WASHINGTON, D.C. 20036-1800
                            TELEPHONE (202) 778-9000
                            FACSIMILE (202) 778-9100

                                 March 31, 2003


Mid Atlantic Medical Services, Inc.
4 Taft Court
Rockville, Maryland 20850


         Re:  Mid Atlantic Medical Services, Inc.
              Registration Statement on Form S-8
              ----------------------------------

Ladies and Gentlemen:

      We have acted as counsel to Mid Atlantic Medical Services, Inc., a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, covering non-qualified options ("Non-Qualified Options") to purchase 2,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), of the Corporation pursuant to the Corporation's 2003 Non-Qualified Stock Option Plan ("Plan").

      We have examined, among other things, such federal and state laws and originals or copies of such documents and certificates of officers of the Corporation and other records as we deemed necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents presented to us as copies thereof and the authenticity  of the  original  documents  from which any such copies were made,



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Mid Atlantic Medical Services, Inc.
March 31, 2003
Page 2



which assumptions we have not independently verified. In addition, we have assumed without independent verification the accuracy of the relevant facts stated therein. As to any other matters of fact material to this opinion that were not contained in the above-mentioned documents, we have relied upon representations of officers and employees of the Corporation.

      Based on the foregoing, we are of the opinion that, subject to receipt of shareholder approval of the Plan at the Corporation's 2003 annual meeting of shareholders, the Non-Qualified Options when issued by the Corporation in accordance with the terms of the Plan will be duly and validly issued by the Corporation and each of the 2,000,000 shares of Common Stock, when issued upon the exercise of a Non-Qualified Option and the payment of the exercise price per share specified in such Non-Qualified Option, as contemplated in the Registration Statement, will be duly and validly issued by the Corporation, fully paid and non-assessable.

      We hereby consent to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                Very truly yours,

                                /s/ Kirkpatrick & Lockhart LLP